Investors May Contact:
                                                                 Stacey Yonkus
                                                  Director, Investor Relations
                                                                (203) 356-4424
                                                        syonkus@asburyauto.com

                                                        Reporters May Contact:
                                                                   David Shein
                                                             RFBinder Partners
                                                                (212) 994-7514
                                                      david.shein@rfbinder.com


                         Asbury Automotive Group Reports
                    Fourth Quarter and 2003 Financial Results

Stamford, Conn., February 25, 2004 - Asbury Automotive Group, Inc. (NYSE: ABG), one of the largest automotive retail and service companies in the U.S., today reported financial results for the fourth quarter and year ended December 31, 2003.

For the year, net income from continuing operations was $50.5 million, or $1.55 per share, before taking into account the impact of a previously announced after tax charge related to the termination of the Bob Baker acquisition agreement, and a non-cash goodwill impairment charge related to the Company's Oregon platform. Including the recognition of the charge related to the Baker transaction and the goodwill impairment charge, net income from continuing operations for the year was $19.8 million, or $0.61 per share. Net income for the year was $15.2 million, or $0.47 per share, which includes a $0.14 loss per share from discontinued operations, as well as the aforementioned charge related to the Baker transaction of $0.05 per share and the goodwill impairment charge of $0.89 per share.

For the fourth quarter of 2003, net income from continuing operations was $10.9 million, or $0.34 per share, excluding the charges related to the Baker transaction and the goodwill impairment, a 44 percent increase over the prior year quarter. Including the charges related to the Baker transaction and the goodwill impairment the Company's net loss from continuing operations for the fourth quarter of 2003 was $19.8 million, or $0.61 per share. The net loss for the fourth quarter of 2003 was $20.4 million, or $0.63 per share, which includes a $0.02 loss per share from discontinued operations, as well as the charges related to the Baker transaction and the goodwill impairment.

The non-cash goodwill impairment charge of $37.9 million ($29.2 million after-tax) was recorded after the completion of the Company's annual assessment of goodwill and other intangible assets as required by Statement of Financial Accounting Standard No. 142. As previously announced and discussed with investors, this charge reduces the carrying value of goodwill associated with Asbury's Oregon platform. The Company anticipates that based upon management changes in 2003 and the implementation of its operational improvement plan, financial performance in its Oregon platform should improve in 2004. In the event that the turnaround called for by this plan takes longer than anticipated or is only partially successful, the Company believes that Oregon's current performance run rate, which includes the impact of expense reduction initiatives already implemented, is sufficient to sustain the remaining goodwill.
Other financial highlights for the year and fourth quarter, as compared to the corresponding periods in 2002, included:

o The Company's total revenues for the year increased 8.2 percent, while same-store retail sales (excluding fleet and wholesale business) rose
   3.5 percent. For the fourth quarter, total revenues increased 9.8 percent, while same-store retail sales rose 1.4 percent.
o Total retail gross profit dollars for the year increased 6.2 percent, while same-store retail gross profit rose 1.4 percent. For the fourth quarter, gross profit increased 7.0 percent, and decreased 0.7 percent on a same-store basis.
o For the year, new vehicle retail sales increased 10.0 percent in dollars (5.1 percent same-store), and increased 3.6 percent in units (down 0.7 percent same-store). For the fourth quarter, new vehicle retail sales increased 13.8 percent in dollars (5.2 percent same-store) and rose 6.0 percent in units (down 0.9 percent same-store).
o For the year, used vehicle retail sales increased 1.5 percent in dollars (down 3.1 percent same-store), and increased 2.0 percent in units (down 2.1 percent same-store). For the fourth quarter, used vehicle retail sales decreased 5.1 percent in dollars (12.8 percent same-store) and declined 3.9 percent in units (10.0 percent same-store). Consistent with prior announcements, the Company noted that the used vehicle retail environment remained challenging during the quarter, which was due in large part to the highly promotional new vehicle market.
o Parts, service and collision repair revenues and gross profit for the year increased 10.9 percent and 10.2 percent (5.5 percent and 4.5 percent same-store), respectively. For the fourth quarter, revenues and gross profit increased 13.5 percent and 9.3 percent (4.7 percent and 0.9 percent same-store), respectively. The Company noted that the increase in gross profit during the quarter was lower than the rate of sales increase primarily due to a shift in the business mix.
o For the year, net finance and insurance (F&I) income rose 14.2 percent (10.2 percent same-store), with a 10.9 percent increase in F&I per vehicle retailed (PVR), and a 8.7 percent increase in F&I PVR generated at the platform level. For the quarter, net F&I income rose 12.9 percent (6.6 percent same-store), with a 10.4 percent increase in F&I PVR, and a 5.5 percent increase in F&I PVR generated at the platform level.
o During the fourth quarter, the Company continued to make progress with its productivity initiatives, as selling, general and administrative expenses declined 40 basis points as a percentage of gross profit, and 70 basis points on a same-store basis.
o The Company's effective tax rate for the full year was 38.0 percent, before taking into account the impact of the goodwill impairment charge. Including the charge, the Company's effective tax rate for the year was 51.8 percent.

The Company noted that in 2003 it had completed acquisitions representing $415 million in annualized revenues, of which $150 million was reflected in its 2003 results. Thus far in 2004, the Company completed acquisitions to acquire three franchises with annual revenues of $170 million, with approximately $155 million to be reflected in 2004 results. In addition, the Company noted that it had executed contracts to acquire three additional franchises with annual revenues of $160 million. These pending transactions are subject in all cases to manufacturer consent.

Commenting on expectations for 2004, the Company noted that it was comfortable with the analysts' consensus earnings estimate of $1.76 per share from continuing operations for the full year.


About Asbury Automotive Group

Asbury Automotive Group, Inc., headquartered in Stamford, Connecticut, is one of the largest automobile retailers in the U.S., with 2003 revenues of $4.8 billion. Built through a combination of organic growth and a series of strategic acquisitions, Asbury now operates through nine geographically concentrated, individually branded "platforms." These platforms currently operate 100 retail auto stores, encompassing 142 franchises for the sale and servicing of 35 different brands of American, European and Asian automobiles. Asbury believes that its product mix contains a higher proportion of the more desirable luxury and mid-line import brands than most public automotive retailers. The Company offers customers an extensive range of automotive products and services, including new and used vehicle sales and related financing and insurance, vehicle maintenance and repair services, replacement parts and service contracts.

Forward Looking Statements

This press release contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. The forward- looking statements include statements relating to goals, plans, projections and guidance regarding the Company's financial position, results of operations, market position, product development, pending and potential future acquisitions and business strategy. These statements are based on management's current expectations and involve significant risks and uncertainties that may cause results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, market factors, the Company's relationships with vehicle manufacturers and other suppliers which could cause among other things acquisitions under contract or letters of intent to fail, risks associated with the Company's substantial indebtedness, risks related to pending and potential future acquisitions, general economic conditions both nationally and locally and governmental regulations and legislation. There can be no guarantees that the Company's plans for future operations will be successfully implemented or that they will prove to be commercially successful. These and other risk factors are discussed in the Company's annual report on Form 10-K and in its other filings with the Securities and Exchange Commission. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

ASBURY AUTOMOTIVE GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)


                                                                    December 31,  December 31,
                      ASSETS                                           2003          2002
                                                                    ------------  ------------
                                                                    (unaudited)
CURRENT ASSETS:
   Cash and cash equivalents .....................................   $  106,711   $   22,613
   Contracts-in-transit ..........................................       93,881       91,190
   Accounts receivable, net ......................................      114,201       96,090
   Inventories ...................................................      650,397      591,839
   Prepaid and other current assets ..............................       46,819       47,857
                                                                     ----------   ----------
         Total current assets ....................................    1,012,009      849,589

PROPERTY AND EQUIPMENT, net ......................................      266,991      257,305
GOODWILL .........................................................      404,143      402,133
OTHER ASSETS .....................................................      101,603       66,758
ASSETS HELD FOR SALE .............................................       29,533       29,859
                                                                     ----------   ----------
         Total assets ............................................   $1,814,279   $1,605,644
                                                                     ==========   ==========

                LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Floor plan notes payable ......................................   $  602,167   $  528,591
   Current maturities of long-term debt ..........................       33,250       36,412
   Accounts payable and accrued liabilities ......................      121,609      117,445
                                                                     ----------   ----------
         Total current liabilities ...............................      757,026      682,448

LONG-TERM DEBT ...................................................      559,128      438,740
OTHER LIABILITIES ................................................       39,686       45,552
LIABILITIES ASSOCIATED WITH ASSETS HELD FOR SALE .................       24,732       11,953

STOCKHOLDERS' EQUITY .............................................      433,707      426,951
                                                                     ----------   ----------
         Total liabilities and stockholders' equity ..............   $1,814,279   $1,605,644
                                                                     ==========   ==========


ASBURY AUTOMOTIVE GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands except per share data) - (unaudited)

                                                                                                    For the Years Ended
                                                          For the Three Months Ended    -------------------------------------------
                                                          ---------------------------                  December 31,
                                                          December 31,   December 31,   December 31,     2002 Pro      December 31,
                                                              2003           2002           2003         Forma (a)      2002 Actual
                                                          ------------   ------------   ------------   ------------    ------------
REVENUES:
   New vehicle .........................................  $   724,412    $   637,546    $ 2,909,641    $ 2,644,798     $ 2,644,798
   Used vehicle ........................................      268,057        270,897      1,183,901      1,158,144       1,158,144
   Parts, service and collision repair .................      141,373        124,547        551,498        497,164         497,164
   Finance and insurance, net ..........................       30,968         27,439        131,465        115,159         115,159
                                                          ------------   ------------   ------------   ------------    -----------
         Total revenues ................................    1,164,810      1,060,429      4,776,505      4,415,265       4,415,265

COST OF SALES:
   New vehicle .........................................      670,757        587,567      2,694,777      2,430,494       2,430,494
   Used vehicle ........................................      246,150        247,336      1,079,314      1,053,878       1,053,878
   Parts, service and collision repair .................       68,414         57,783        262,110        234,575         234,575
                                                          ------------   ------------   ------------   ------------    -----------
         Total cost of sales ...........................      985,321        892,686      4,036,201      3,718,947       3,718,947
                                                          ------------   ------------   ------------   ------------    -----------
GROSS PROFIT ...........................................      179,489        167,743        740,304        696,318         696,318

OPERATING EXPENSES:
   Selling, general and administrative .................      144,541        135,764        580,938        537,846         537,846
   Depreciation and amortization .......................        5,243          4,835         20,212         19,062          19,062
   Impairment of goodwill ..............................       37,930           --           37,930           --              --
                                                          ------------   ------------   ------------   ------------    -----------
   (Loss) income from operations .......................       (8,225)        27,144        101,224        139,410         139,410

OTHER INCOME (EXPENSE):
   Floor plan interest expense .........................       (4,537)        (4,801)       (18,800)       (17,860)        (17,860)
   Other interest expense ..............................      (10,200)        (9,674)       (40,238)       (38,423)        (38,423)
   Interest income .....................................           49            255            499          1,200           1,200
   Net losses from unconsolidated entities .............         --             --             --             (100)           (100)
   Other expense .......................................       (1,197)          (340)        (1,619)          (499)           (499)
                                                          ------------   ------------   ------------   ------------    -----------
         Total other expense, net ......................      (15,885)       (14,560)       (60,158)       (55,682)        (55,682)
                                                          ------------   ------------   ------------   ------------    -----------
         (Loss) income before income taxes and
           discontinued operations .....................      (24,110)        12,584         41,066         83,728          83,728

INCOME TAX PROVISION:
   Income tax (benefit) expense ........................       (4,294)         5,016         21,268         33,324          27,765
   Tax adjustment upon conversion from an L.L.C.
     to a corporation ..................................         --             --             --             --            11,553
                                                          ------------   ------------   ------------   ------------    -----------
         (Loss) income from continuing operations ......      (19,816)         7,568         19,798         50,404          44,410

DISCONTINUED OPERATIONS, net of tax ....................         (611)        (2,070)        (4,611)        (6,325)         (6,325)
                                                          ------------   ------------   ------------   ------------    -----------
         Net (loss) income .............................  $   (20,427)   $     5,498    $    15,187    $    44,079(b)  $    38,085
                                                          ============   ============   ============   ============    ===========
EARNINGS PER COMMON SHARE:
   Basic:
     (Loss) income from continuing operations ..........  $     (0.61)   $      0.22    $      0.61    $      1.48     $      1.34
                                                          ============   ============   ============   ============    ===========
     Net (loss) income .................................  $     (0.63)   $      0.16    $      0.47    $      1.30     $      1.15
                                                          ============   ============   ============   ============    ===========

   Diluted:
     (Loss) income from continuing operations ..........  $     (0.61)   $      0.22    $      0.61    $      1.48     $      1.34
                                                          ============   ============   ============   ============    ===========
     Net (loss) income .................................  $     (0.62)   $      0.16    $      0.46    $      1.30     $      1.15
                                                          ============   ============   ============   ============    ===========

WEIGHTED AVERAGE SHARES OUTSTANDING:
   Basic ...............................................       32,431         33,810         32,648         33,952          33,065
                                                          ============   ============   ============   ============    ===========
   Diluted .............................................       32,686         33,810         32,715         33,960          33,073
                                                          ============   ============   ============   ============    ===========

(a) Pro forma column includes a tax provision as if the Company were a "C" corporation for the entire period as well as assumes that all shares were outstanding for the full period. This column excludes a one-time charge to establish a net deferred tax liability upon the Company's conversion to a "C" corporation as required by SFAS 109.

(b)  Reconciliation of net income to pro forma net income:
     GAAP net income from continuing operations                   $38,085
     Tax adjustment upon conversion from an L.L.C.
       to a corporation                                            11,553
     Pro forma income tax charge                                   (5,559) (c)
                                                                  -------
     Pro forma net income from continuing operations              $44,079
                                                                  =======

(c) Represents the pro forma tax charge from continuing operations for the time during the period that the company was an L.L.C.

ASBURY AUTOMOTIVE GROUP, INC.
SELECTED DATA
(in thousands except unit data)
(unaudited)


                                                              GAAP Results for the Three        Same Store Results for the
                                                               Months Ended December 31,      Three Months Ended December 31,
                                                              ----------------------------    -------------------------------
                                                                  2003            2002            2003            2002
                                                              -----------     -----------     -----------     -----------
RETAIL UNITS:
   New ....................................................        23,460          22,125          21,893          22,100
   Used ...................................................        13,066          13,597          12,208          13,564
                                                              -----------     -----------     -----------     -----------
     Total ................................................        36,526          35,722          34,101          35,664
                                                              ===========     ===========     ===========     ===========

REVENUE:
   New retail .............................................   $   713,535     $   627,190     $   659,271     $   626,519
   Used retail ............................................       199,555         210,370         183,017         209,917
   Parts, service and collision repair ....................       141,373         124,547         130,268         124,400
   Finance and insurance, net .............................        30,968          27,439          29,175          27,368
   Fleet ..................................................        10,877          10,356          10,550          10,356
   Wholesale ..............................................        68,502          60,527          62,183          60,493
                                                              -----------     -----------     -----------     -----------
         Total ............................................   $ 1,164,810     $ 1,060,429     $ 1,074,464     $ 1,059,053
                                                              ===========     ===========     ===========     ===========

GROSS PROFIT:
   New retail .............................................   $    47,116     $    44,051     $    43,065     $    44,015
   Used retail ............................................        23,023          24,478          21,427          24,412
   Parts, service and collision repair ....................        72,959          66,764          67,266          66,654
   Finance and insurance, net .............................        30,968          27,439          29,175          27,368
   Fleet ..................................................           421             446             416             446
   Wholesale ..............................................        (1,116)           (917)           (868)           (920)
   Floor plan interest credits ............................         6,118           5,482           5,789           5,469
                                                              -----------     -----------     -----------     -----------
         Total ............................................   $   179,489     $   167,743     $   166,270     $   167,444
                                                              ===========     ===========     ===========     ===========

GROSS MARGIN %:
   New retail (including floor plan interest credits) .....           7.5%            7.9%            7.4%            7.9%
   Used retail ............................................          11.5%           11.6%           11.7%           11.6%
   Parts, service and collision repair ....................          51.6%           53.6%           51.6%           53.6%
   Finance and insurance, net .............................         100.0%          100.0%          100.0%          100.0%
   Total gross margin .....................................          15.4%           15.8%           15.5%           15.8%

GROSS PROFIT PER UNIT:
   New retail (including floor plan interest credits) .....   $     2,269     $     2,239     $     2,231     $     2,239
   Used retail ............................................         1,762           1,800           1,755           1,800
   Weighted average total for new and used retail .........         2,088           2,072           2,061           2,072



 RECONCILIATION OF FINANCE AND INSURANCE GROSS PROFIT
 TO PLATFORM FINANCE AND INSURANCE (a):
   Finance and insurance, net .............................   $    30,968     $    27,439     $    29,175     $    27,368
   Less:  corporate finance and insurance .................        (1,393)           --            (1,393)           --
                                                              -----------     -----------     -----------     -----------
        Platform finance and insurance, net ...............   $    29,575     $    27,439     $    27,782     $    27,368
                                                              ===========     ===========     ===========     ===========

Platform finance and insurance per vehicle retailed .......   $       810     $       768     $       815     $       767
                                                              ===========     ===========     ===========     ===========

RECONCILIATION OF NET (LOSS) INCOME TO ADJUSTED EBITDA (b):
     Net (loss) income ....................................   $   (20,427)    $     5,498
     Add:
          Depreciation and amortization ...................         5,243           4,835
          Impairment of goodwill ..........................        37,930            --
          Other interest expense ..........................        10,200           9,674
          Income tax (benefit) expense ....................        (4,294)          5,016
                                                              -----------     -----------
Adjusted EBITDA ...........................................   $    28,652     $    25,023
                                                              ===========     ===========


                                                                              GAAP Results for the Three
                                                                               Months Ended December 31
                                                                              --------------------------
                                                                                   2003        2002
                                                                              ------------   -----------

RECONCILIATION OF NET (LOSS) INCOME TO ADJUSTED INCOME FROM
   CONTINUING OPERATIONS:
   Net (loss) income .......................................................... $(20,427)     $ 5,498
   Discontinued operations ....................................................      611        2,070
                                                                                ---------     -------
   (Loss) income from continuing operations ...................................  (19,816)       7,568

Tax affected impairment of goodwill (c) .......................................   29,180         --
Tax affected charge for Bob Baker (d) .........................................    1,552         --
                                                                                ---------     -------
Adjusted income from continuing operations .................................... $ 10,916      $ 7,568
                                                                                =========     =======

RECONCILIATION OF NET (LOSS) INCOME PER COMMON SHARE (BASIC) TO ADJUSTED INCOME
   FROM CONTINUING OPERATIONS PER COMMON SHARE (BASIC):
   Net (loss) income ..........................................................  $ (0.63)     $  0.16
   Discontinued operations ....................................................     0.02         0.06
                                                                                ---------     -------
   (Loss) income from continuing operations ...................................    (0.61)        0.22

   Tax affected impairment of goodwill (c) ....................................     0.90         --
   Tax affected charge for Bob Baker (d) ......................................     0.05         --
                                                                                ---------     -------
   Adjusted income from continuing operations .................................  $  0.34      $  0.22
                                                                                =========     =======
WEIGHTED AVERAGE SHARES OUTSTANDING:
   Basic ......................................................................    32,431      33,810
                                                                                =========     =======



                                                                GAAP Results for the Year      Same Store Results for the
                                                                   Ended December 31,           Year Ended December 31,
                                                               ---------------------------     ---------------------------
                                                                  2003            2002             2003            2002
                                                               -----------     -----------     ------------    -----------
RETAIL UNITS:
   New ......................................................       98,601          95,197          94,531          95,160
   Used .....................................................       59,211          58,076          56,824          58,027
                                                               -----------     -----------     ------------    -----------
        Total ...............................................      157,812         153,273         151,355         153,187
                                                               ===========     ===========     ============    ===========
REVENUE:
   New retail ...............................................  $ 2,861,746     $ 2,601,487     $ 2,731,889     $ 2,600,506
   Used retail ..............................................      903,113         889,579         861,175         888,858
   Parts, service and collision repair ......................      551,498         497,164         524,416         496,928
   Finance and insurance, net ...............................      131,465         115,159         126,860         115,069
   Fleet ....................................................       47,895          43,311          47,372          43,311
   Wholesale ................................................      280,788         268,565         266,539         268,530
                                                               -----------     -----------     ------------    -----------
         Total ..............................................  $ 4,776,505     $ 4,415,265     $ 4,558,251     $ 4,413,202
                                                               ===========     ===========     ============    ===========
GROSS PROFIT:
   New retail ...............................................  $   189,381         189,755     $   180,443         189,699
   Used retail ..............................................      106,568         107,281         102,424         107,183
   Parts, service and collision repair ......................      289,388         262,589         274,344         262,421
   Finance and insurance, net ...............................      131,465         115,159         126,860         115,069
   Fleet ....................................................        1,296           1,426           1,293           1,426
   Wholesale ................................................       (1,981)         (3,015)         (1,661)         (3,018)
   Floor plan interest credits ..............................       24,187          23,123          23,462          23,109
                                                               -----------     -----------     ------------    -----------
         Total ..............................................  $   740,304         696,318     $   707,165         695,889
                                                               ===========     ===========     ============    ===========
GROSS MARGIN %:
   New retail (including floor plan interest credits) .......          7.5%            8.2%            7.5%            8.2%
   Used retail ..............................................         11.8%           12.1%           11.9%           12.1%
   Parts, service and collision repair ......................         52.5%           52.8%           52.3%           52.8%
   Finance and insurance, net ...............................        100.0%          100.0%          100.0%          100.0%
   Total gross margin .......................................         15.5%           15.8%           15.5%           15.8%

GROSS PROFIT PER UNIT:

   New retail (including floor plan interest credits) .......        2,166           2,236           2,157           2,236
   Used retail ..............................................        1,800           1,847           1,802           1,847
   Weighted average total for new and used retail ...........        2,029           2,089           2,024           2,089

FREE CASH FLOW (e):
   Net cash provided by operating activities ................  $    95,344     $    65,121
   Less- Capital expenditures ...............................      (54,633)        (57,477)
   Add-
       Financial capital expenditures .......................       11,026           5,447
       Proceeds from sale-leaseback transactions, including
       amounts paid directly to the Company's lenders .......        5,457            --
                                                               ------------    ------------
         Total ..............................................  $    57,194     $    13,091
                                                               ============    ===========

                                                                   As of          As of
                                                               December 31,    December 31,
                                                                   2003            2002
                                                               ------------    ------------
CAPITALIZATION:
   Long-term debt (including current portion) ...............  $   592,378     $   475,152
   Stockholders' equity .....................................      433,707         426,951
                                                               -----------     -----------
   Total ....................................................  $ 1,026,085     $   902,103
                                                               ===========     ===========


                                                                GAAP Results for the Year      Same Store Results for the
                                                                   Ended December 31,           Year Ended December 31,
                                                               ---------------------------     ---------------------------
                                                                  2003            2002             2003            2002
                                                               -----------     -----------     ------------    -----------

RECONCILIATION OF FINANCE AND INSURANCE GROSS PROFIT TO
   PLATFORM FINANCE AND INSURANCE (a):
   Finance and insurance, net                                  $   131,465     $   115,159     $   126,860     $   115,069
   Less:  corporate finance and insurance                           (2,693)       -                 (2,693)       -
                                                               -----------     -----------     ------------    -----------
        Platform finance and insurance, net                    $   128,772     $   115,159     $   124,167     $   115,069
                                                               ===========     ===========     ============    ===========

Platform finance and insurance per vehicle retailed               $816              $751             $820             $751
                                                               ===========     ===========     ============    ===========


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                                                                              GAAP Results for the Year
                                                                                  Ended December 31
                                                                              --------------------------
                                                                                   2003        2002
                                                                              ------------   -----------

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA (b):
     Net income .............................................................  $   15,187     $   38,085
     Add:
          Depreciation and amortization .....................................      20,212         19,062
          Impairment of goodwill ............................................      37,930       --
          Other interest expense ............................................      40,238         38,423
          Income tax expense ................................................      21,268         39,318
                                                                               ------------   -----------
Adjusted EBITDA .............................................................  $  134,835     $  134,888

RECONCILIATION OF NET INCOME TO ADJUSTED INCOME FROM
   CONTINUING OPERATIONS:
   Net income ...............................................................  $   15,187     $   38,085
   Discontinued operations ..................................................       4,611          6,325
                                                                               -----------   -----------
   Income from continuing operations ........................................      19,798         44,410

    Tax affected impairment of goodwill (c) .................................      29,180         --
   Tax affected charge for Bob Baker (d) ....................................       1,552         --
                                                                               -----------   -----------
   Adjusted income from continuing operations ...............................  $   50,530     $   44,410

RECONCILIATION OF NET INCOME PER COMMON SHARE (BASIC) TO ADJUSTED INCOME FROM
   CONTINUING OPERATIONS PER COMMON SHARE (BASIC):
   Net income ...............................................................   $   0.47       $   1.15
   Discontinued operations ..................................................       0.14           0.19
                                                                              ------------   -----------
   Income from continuing operations ........................................       0.61           1.34

   Tax affected impairment of goodwill (c) ..................................       0.89       --
   Tax affected charge for Bob Baker (d) ....................................       0.05       --
                                                                              ------------   -----------
Adjusted income from continuing operations ..................................   $   1.55       $   1.34
                                                                              ============   ===========
WEIGHTED AVERAGE SHARES OUTSTANDING:
   Basic ....................................................................     32,648         33,065
                                                                              ============   ===========
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(a) The Company believes that platform finance and insurance gross profit provides a more accurate measure of the Company's finance and insurance performance than finance and insurance PVR, as it excludes revenue resulting from corporate negotiated contracts, which is not attributable to retail units sold.

(b) The Company defines adjusted EBITDA as earnings before income taxes, other interest expense, depreciation and amortization and the charge associated with the impairment of goodwill. Adjusted EBITDA, which excludes the charge associated with the impairment of goodwill, provides a basis to measure the performance of the Company's operations and the Company's ability to meet its fixed charges, including interest. Adjusted EBITDA is not a measure of financial performance under accounting principles generally accepted in the United States and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with accounting principles generally accepted in the United States. The Company's definition of adjusted EBITDA may not be comparable to similarly titled measures of other companies.

(c) In connection with the Company's annual impairment test of goodwill conducted in the fourth quarter of 2003, the Company recorded a non-cash goodwill impairment charge of $37,930 (after tax charge of $29,180) associated with the Company's Oregon platform. The goodwill impairment charge is added back to arrive at adjusted net income from continuing operations to provide a basis to measure the Company's operating performance apart from the non-cash impairment charge.

(d) In connection with the proposed acquisition of the Bob Baker Auto
    Group, the Company incurred $2,503 of costs, including certain costs capitalized in prior periods. In the fourth quarter of 2004, the Company determined that the acquisition was no longer probable and wrote-off such expenses. The corresponding $1,552 after tax charge (tax affected for the year and the quarter at 38%) is added back to arrive at adjusted net income from continuing operations, as the Company views costs related to acquisition activity as investments in the related acquisition not expenses associate with the continuing operations of the Company.

(e) Free cash flow is defined as net cash provided by operating activities less capital expenditures plus proceeds from financing activities associated with the related period's capital projects.